As filed with the Securities and Exchange Commission on July 11, 2023
Registration No. 333-156614

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-8

Registration No. 333-156614

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization) 165 Madison Avenue Memphis Tennessee (Address of principal executive offices)	62-0803242 (I.R.S. Employer Identification No.) 38103 (zip code)

FIRST HORIZON CORPORATION SAVINGS PLAN
[formerly known as First Tennessee National Corporation Savings Plan & Trust]
[formerly known as First Horizon National Corporation Savings Plan]
(Full title of the plan)

Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary
First Horizon Corporation
165 Madison Avenue
Memphis, TN 3810
(901) 523-5679
(Name, address, and telephone number, including area code, of agent for service)
With a copy to: John A. Niemoeller Senior Vice President, Counsel, and Assistant Corporate Secretary First Horizon Corporation 165 Madison Avenue Memphis, TN 3810 (901) 523-4170
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

Deregistration of Securities

The Registration Statement listed on the cover of this post-effective amendment (Registration No. 333-156614) is amended hereby to deregister all securities that previously were registered thereby and that remain unissued under the First Horizon Corporation Savings Plan. In terms of common stock, the Registration Statement is exhausted: all shares of common stock of the Registrant that were registered under the Registration Statement have been sold. The Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan; this post-effective amendment filing removes all such securities from the Registration Statement that have not been sold.

The Plan remains active. Offers and sales of securities are continuing pursuant to the Plan under a more recent registration statement on Form S-8, specifically Registration No. 333-238038. This post-effective amendment does not amend or affect that more recent registration statement.

Item 8. Exhibits

Exhibit No.    Description

24.1    Power of Attorney, executed by certain directors and officers of the Registrant in connection with the Registration Statement, incorporated by reference to Exhibit 24.1 to the Registrant’s Current Report on Form 8-K filed on April 26, 2023

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 11, 2023.

FIRST HORIZON CORPORATION

By: /s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel,
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature*	Title	Date*	Signature*	Title	Date*
D. Bryan Jordan D. Bryan Jordan	President, Chief Executive Officer, Chairman of the Board, and a Director (principal executive officer)	*	Hope Dmuchowski Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	*
Jeff L. Fleming Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	*	Harry V. Barton, Jr. Harry V. Barton, Jr.		*
John N. Casbon John N. Casbon	Director	*	John C. Compton John C. Compton	Director	*
Wendy P. Davidson Wendy P. Davidson	Director	*	William H. Fenstermaker William H. Fenstermaker	Director	*
J. Michael Kenp, Sr. J. Michael Kenp, Sr.	Director	*	Rick E. Maples Rick E. Maples	Director	*
Vicki R. Palmer Vicki R. Palmer	Director	*	Colin V. Reed Colin V. Reed	Director	*
E. Stewart Shea, III E. Stewart Shea, III	Director	*	Cecelia D. Stewart Cecelia D. Stewart	Director	*
Rosa Sugrañes Rosa Sugrañes	Director	*	R. Eugene Taylor R. Eugene Taylor	Director	*

*By: /s/ Clyde A. Billings, Jr. July 11, 2023
Clyde A. Billings, Jr.
        As Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on July 11, 2023.

FIRST HORIZON CORPORATION SAVINGS PLAN

By: /s/ Tanya L. Hart
Tanya L. Hart
Member of the Pension, Savings and Flexible
Compensation Committee